FIRST AMENDMENT TO THE
                        INTEGRA LIFESCIENCES CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     This First Amendment (the "Amendment") to the Integra LifeSciences Corporation Employee Stock Purchase Plan (the "Plan"), which was adopted by the Compensation Committee of the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") on October 26, 2005 and shall be effective January 1, 2006, amends the Plan as follows:

1. The title of the Plan and Section 1 are hereby amended by deleting the text "Integra LifeSciences Corporation" and inserting "Integra LifeSciences Holdings Corporation" in place of the deleted text.

2. Section 2 is hereby amended by deleting the text "Stock Option Committee" in the first sentence and inserting "Compensation Committee" in place of the deleted text.

3. Section 5(a) is amended by deleting the third sentence thereof and substituting the following in place of the deleted text:

     "The term of the first option term shall be six (6) calendar months (or, in the Committee's discretion may be fewer than six (6) calendar months); the terms of the second and succeeding options shall be twelve (12) calendar months (from January 1 to December 31) unless sooner terminated pursuant to
     Section 9(h) (the "Option Term")."

4. Section 8(a) is amended by deleting the second sentence thereof and substituting the following in place of the deleted text:

     "However, in order for such surrender to be effective for the Option Term, the employee's written notice must be received by the Company prior to the end of the Option Term, at such time and in such manner as the Company may require."

5.   Section 9(b) is hereby amended to read in its entirety as follows:

     "Option Price. The per share exercise price of an option shall be 95% of the per share fair market value of the Common Stock as of the Exercise Date for the Option Term. In making such determination, during such time as the Common Stock is listed upon an established stock exchange or exchanges, the per share "fair market value" shall be deemed to be the quoted closing price on the last business day before the Exercise Date. During such time as the Common Stock is not listed upon an established stock exchange, the per share fair market value shall be determined by the Committee by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share is to be determined in accordance with Treas. Reg. Section 1.421-7(e) and 20.2031-2. Subject to the foregoing, the Committee in fixing the exercise price shall have full authority and be fully protected in doing so."

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6.   Section 9(h) is amended by deleting the second and third sentence thereof and substituting the following in place of the deleted text:

     "Subject to any required action by the stockholders, in the event of a merger or consolidation of the Company with or into another company (whether or not the Company is the surviving entity) then in the discretion of the Committee either (i) each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled, or (ii) each option shall terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such merger or consolidation to exercise his or her option and such date shall be the end of the then Option Term. A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, to exercise his or her option and such date shall be the end of the then Option Term."


     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this Amendment to be executed on this 26th day of October, 2005.


                                  INTEGRA LIFESCIENCES HOLDINGS CORPORATION



                                  By: /s/ Stuart M. Essig
                                  -----------------------------------
                                  Name:  Stuart M. Essig
                                  Title:  President and Chief Executive Officer